EXHIBIT 32.1
Certification by the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes Oxley Act Of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, the undersigned officer of Bunge Global SA, a Switzerland limited liability company (the “Company”), does hereby certify that, to the best of such officer’s knowledge:
(1)    The accompanying Report of the Company on Form 10-Q for the quarter ended March 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 24, 2024

/s/ Gregory A. Heckman
Gregory A. Heckman
Chief Executive Officer (Principal Executive Officer)
A signed original of this written statement required by Section 906 has been provided to Bunge Global SA and will be retained by Bunge Global SA and furnished to the Securities and Exchange Commission or its staff upon request.